EXHIBIT 99.1

News Release

Company Contacts:
Joy Leo, EVP, Chief Administration Officer and Acting CFO	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6477	Tel: (408) 938-6491
Email: joy.leo@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Third Fiscal Quarter 2010 Results

SAN JOSE, Calif.—October 28, 2010—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its third fiscal quarter ended September 30, 2010.

Total revenues for the third fiscal quarter of 2010 totaled $14.8 million, down 3% from $15.4 million for the second fiscal quarter of 2010, and up 7% when compared with total revenues of $13.9 million for the third fiscal quarter of 2009. Gainshare performance incentives revenues for the reported period totaled $4.3 million, down 5% from $4.5 million for the second fiscal quarter of 2010, and down 20% when compared to gainshare performance incentives revenues of $5.4 million for the third fiscal quarter of 2009.

Net income for the third fiscal quarter of 2010 was $50,000, or $0.00 per basic and diluted share, compared to net income of $317,000, or $0.01 per basic and diluted share, for the second fiscal quarter of 2010, and net loss for the third fiscal quarter of 2009 of ($2.8) million, or ($0.11) per basic and diluted share.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net income (loss), excluding stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net income for the third fiscal quarter of 2010 totaled $1.9 million, or $0.07 per basic and diluted share, compared with non-GAAP net income of $2.2 million, or $0.08 per basic and diluted share, for the second fiscal quarter of 2010, and non-GAAP net income for the third fiscal quarter of 2009 of $442,000, or $0.02 per basic and diluted share.

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As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today, October 28, 2010. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

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About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30, 2010	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$34,565	$34,899
Accounts receivable, net	22,990	19,809
Prepaid expenses and other current assets	3,665	3,029
Total current assets	61,220	57,737
Property and equipment, net	949	1,573
Non-current investments	718	718
Intangible assets, net	1,633	2,954
Other non-current assets	673	495
Total assets	$65,193	$63,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$109	$115
Accounts payable	511	959
Accrued compensation and related benefits	3,722	4,438
Taxes payable and other accrued liabilities	2,306	3,502
Deferred revenues	3,188	1,584
Billings in excess of recognized revenues	826	1,953
Total current liabilities	10,662	12,551
Long-term debt	29	117
Long-term income taxes payable	2,948	3,218
Other non-current liabilities	1,436	1,704
Total liabilities	15,075	17,590

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	198,943	194,081
Treasury stock at cost	(19,253)	(18,715)
Accumulated deficit	(130,040)	(130,111)
Accumulated other comprehensive income	464	628
Total stockholders’ equity	50,118	45,887
Total liabilities and stockholders’ equity	$65,193	$63,477

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

Revenues:
Design-to-silicon-yield solutions	$10,498	$8,439	$31,729	$23,525
Gainshare performance incentives	4,330	5,439	13,703	10,126
Total revenues	14,828	13,878	45,432	33,651

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	5,790	5,270	18,040	16,423
Amortization of acquired technology	360	360	1,079	1,079
Total cost of design-to-silicon-yield solutions	6,150	5,630	19,119	17,502
Gross profit	8,678	8,248	26,313	16,149

Operating expenses:
Research and development	4,291	4,689	12,588	15,547
Selling, general and administrative	3,228	4,321	12,299	12,842
Amortization of other acquired intangible assets	70	86	238	260
Restructuring charges	375	1,743	343	3,578
Total operating expenses	7,964	10,839	25,468	32,227

Income (loss) from operations	714	(2,591)	845	(16,078)
Interest and other income (expense), net	(636)	7	30	121
Income (loss) before income taxes	78	(2,584)	875	(15,957)
Income tax provision	28	247	804	833
Net income (loss)	$50	$(2,831)	$71	$(16,790)

Net income (loss) per share:
Basic	$0.00	$(0.11)	$0.00	$(0.64)
Diluted	$0.00	$(0.11)	$0.00	$(0.64)

Weighted average common shares:
Basic	27,413	26,499	27,154	26,306
Diluted	27,581	26,499	27,382	26,306

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PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

GAAP net income (loss)	$50	$(2,831)	$71	$(16,790)
Stock-based compensation expenses	1,054	1,084	4,029	3,545
Amortization of acquired technology	360	360	1,079	1,079
Amortization of other acquired intangible assets	70	86	238	260
Restructuring charges	375	1,743	343	3,578
Non-GAAP net income (loss)	$1,909	$442	$5,760	$(8,328)

GAAP net income (loss) per basic and diluted share	$0.00	$(0.11)	$0.00	$(0.64)
Non-GAAP net income (loss) per basic and diluted share	$0.07	$0.02	$0.21	$(0.32)
Shares used in computing diluted non-GAAP measure of net income (loss) per share	28,170	26,721	27,908	26,306

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